Exhibit 99.1

Matinas BioPharma Announces the Termination of MAT2203 Partnership Negotiations and Implements Immediate Workforce Reduction

BEDMINSTER, N.J. (October 31, 2024) – Matinas BioPharma Holdings, Inc. (NYSE American: MTNB) announces that negotiations under the previously disclosed non-binding term sheet regarding global rights to MAT2203, its oral formulation of amphotericin B, have been terminated following notification from the prospective partner. As a result, Matinas has implemented an 80% workforce reduction effective immediately, eliminating 15 positions including three members of senior management, and has ceased all product development activities to conserve cash.

The departing senior executives include Chief Medical Officer Dr. James Ferguson, Chief Business Officer Thomas Hoover and Chief Technology Officer Dr. Hui Liu.

The Board intends to retain an advisor to assist the Company with the potential asset sale of MAT2203, its lead Phase 3-ready antifungal drug candidate for the treatment of invasive fungal infections, and will evaluate other alternatives, including but not limited to winddown and dissolution of the Company. There can be no assurance that the Company will be able to sell MAT2203 on favorable terms, or at all.

About MAT2203

Matinas BioPharma’s MAT2203 is a potential oral broad-spectrum treatment for invasive deadly fungal infections. Although amphotericin B is a fungicidal agent, it is currently only available through an intravenous route of administration, which is known to be associated with several significant safety issues such as renal toxicity and anemia due to very high circulating levels of amphotericin B. MAT2203 has the potential to overcome the significant limitations of the currently available amphotericin B products due to its targeted oral delivery. Combining comparable fungicidal activity with targeted delivery results in a lower risk of toxicity and potentially creates the ideal antifungal agent for the treatment of invasive fungal infections. MAT2203 was successfully evaluated in the completed Phase 2 EnACT study in HIV patients suffering from cryptococcal meningitis, meeting its primary endpoint and achieving robust survival. MAT2203 was planned to be further evaluated in a single Phase 3 registration trial as an oral step-down monotherapy following treatment with AmBisome (liposomal amphotericin B) compared with the standard of care in patients with invasive aspergillosis who have limited treatment options.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology.

For more information, please visit www.matinasbiopharma.com.

Forward-looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the sale of MAT2203 and the winddown and dissolution of the Company, and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to continue as a going concern, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor Contact

Alliance Advisors IR

Jody Cain

Jcain@allianceadvisors.com

310-691-7100

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